FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Senior Vice President and Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Non-GAAP EPS of $0.71

GREENVILLE, SC -- August 22, 2013 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced complete financial results for its fourth quarter and fiscal year ended June 30, 2013, including non-cash impairment charges.

Quarter ended June 30, 2013:			Fiscal Year ended June 30, 2013:

Net sales	$712.7	million	Net sales	$2,877.0	million
GAAP net loss	$(13.3	) million	GAAP net income	$34.7	million
Adjusted net income(1)	$19.9	million	Adjusted net income(1)	$69.3	million
GAAP diluted EPS	$(0.48	) per share	GAAP diluted EPS	$1.24	per share
Adjusted diluted EPS(1)	$0.71	per share	Adjusted diluted EPS(1)	$2.47	per share

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the following Supplementary Information table.

“We saw record quarterly sales in our North America Communications and Security business units,” said Mike Baur, CEO, ScanSource, Inc.  “The lack of big deals in our POS & Barcode business units, however, led to lower than expected fourth quarter sales.  Despite lower sales, our return on invested capital increased to 17.2%, excluding the impairment charges, driven by higher  margins, better working capital management, and our focus on value-added growth.”

For the quarter ended June 30, 2013, net sales totaled $712.7 million. This represents a 4.4% increase from the prior quarter's net sales of $683.0 million and a 5.5% decrease from net sales of $754.5 million for the quarter ended June 30, 2012.

Operating loss for the quarter ended June 30, 2013 of $20.4 million included pre-tax, non-cash impairment charges of $48.8 million. Excluding the non-cash impairment charges, operating income was $28.4 million, comparable to $28.3 million for the prior year quarter.

Net loss for the quarter ended June 30, 2013 was $13.3 million, or $0.48 per diluted share, compared with net income of $19.8 million, or $0.71 per diluted share, for the prior year quarter. Excluding the non-cash impairment charges, adjusted net income for the quarter ended June 30, 2013 totaled $19.9 million, or $0.71 per diluted share.

Impairment charges
During the fourth quarter 2013, the Company recorded pre-tax, non-cash impairment charges of $48.8 million, including $28.2 million for the impairment of capitalized costs associated with the Enterprise Resource Planning (“ERP”) project that the Company has been developing and $20.6 million for the impairment of goodwill.

In January 2013, the Company, through its wholly-owned subsidiary Partner Services, Inc., filed a lawsuit against its former ERP software systems integrator, Avanade, Inc. (“Avanade”). The lawsuit alleges, among other things, fraud, tortious misrepresentation and breach of contract on the part of Avanade in connection with its misconduct and performance failures on the ERP project, and the Company is seeking recovery of damages.

The Company engaged a new systems integration partner, Tata Consultancy Services (“TCS”), to replace Avanade. In March 2013, TCS presented an integrated project plan that included the time and costs to complete the project. This plan indicated that the effort remaining was going to approach the $72 million upper end of the Company's previously-disclosed total project cost range with no assurance that the system would be successful. In April 2013, the Company moved a significant number of its team members who were working on the ERP project back into business roles and began evaluating alternatives for next steps.

In the current quarter, the ERP team has been focused on working with Microsoft Consulting on alternative options to facilitate completion of the project. Additionally, the ERP team met with other software vendors for an understanding of how their software would meet the needs of the Company. At this time, there is not a viable plan to complete and use the software development of the Microsoft Dynamics AX-based ERP project. The Company believes that the incomplete ERP implementation by Avanade is of almost no value. The Company believes that the ERP project impairment is in large part a result of Avanade's cost overruns, time overruns and performance failures as alleged in the Complaint. Based on the above factors, in connection with the preparation and review of the financial statements for the quarter ended June 30, 2013, the Company reviewed the ERP project from an accounting impairment perspective and determined that the ERP software project is impaired.

The Company is currently evaluating its alternatives for next steps in the development of a new ERP system. Meanwhile, its legacy ERP systems continue to run its business successfully.

The $20.6 million charge for the impairment of goodwill included $5.4 million and $15.1 million related to its Europe Communications and Brazilian POS & Barcode reporting units, respectively.  The Company's purchase price for its acquisition of CDC Brasil (now its Brazilian POS & Barcode unit) included an earnout structure with five annual payments through 2015.  Earnout payments made to CDC Brasil shareholders have been lower than those forecasted and assumed in the calculation of goodwill at the time of acquisition.

Change in Operating Segments
In June 2013, the Company announced a change in its management structure and reporting segments to enhance its worldwide technology markets focus. As part of this new structure, ScanSource has created two technology segments: Worldwide Barcode & Security and Worldwide Communications & Services. Historical results reflecting the new reporting segments for each quarter of fiscal year 2013 are provided in the following Supplementary Information tables.

Forecast for Next Quarter
The Company announced its current expectations for the first quarter of fiscal 2014. ScanSource expects that net sales for the quarter ending September 30, 2013 could range from $715 million to $735 million, and diluted earnings per share could be in the range of $0.56 to $0.58 per share.

ScanSource Reports Fourth Quarter and Full Year Results

Webcast Details
ScanSource will present additional information about its financial results outlook in a conference call with presentation slides today, August 22, 2013, at 5:00 p.m. (ET). A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section). The webcast will be available for replay for 60 days.
Safe Harbor Statement
This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded operations in emerging markets, such as Brazil, that expose the Company to greater political and economic volatility than its operations in established markets; impairment charges, additional costs and delays in connection with the Company's new ERP system and associated litigation; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC; and macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's prior Form 10Q's, and annual report on Form 10-K for the year ended June 30, 2012 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, including net sales excluding the translation impact of foreign currencies, adjusted net income and adjusted EPS, and return on invested capital ("ROIC"). Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period, as described below.
Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Adjusted net income and adjusted EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses adjusted net income and adjusted diluted earnings per share, which exclude charges associated with the ERP and goodwill impairments, and costs associated with tax compliance and personnel replacement in the Company's Belgian office. Management believes that these historical items are outside of the Company's normal operating expenses. Adjusted net income and adjusted EPS are useful in better assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency at allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, excludes the results of capitalization decisions, is easily computed and understood, and is considered to have a strong correlation with shareholder value creation. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC. Management adjusted the calculation of ROIC to exclude the impact of ERP and goodwill impairment charges in addition to costs associated with Belgian tax compliance and personnel replacement, to provide a measure of the Company's profitability on a basis more comparable to historical or future periods.
These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplemental Information tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure, and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe.  Founded in 1992, the Company ranks #711 on the Fortune 1000.  For more information, visit www.scansourceinc.com.

ScanSource Reports Fourth Quarter and Full Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2013	June 30, 2012*
Assets
Current assets:
Cash and cash equivalents	$148,164	$29,173
Accounts receivable, less allowance of	435,028	458,341
$25,479 at June 30, 2013
$24,405 at June 30, 2012
Inventories	402,307	487,946
Prepaid expenses and other current assets	40,105	41,846
Deferred income taxes	16,456	14,624
Total current assets	1,042,060	1,031,930
Property and equipment, net	20,203	48,785
Goodwill	31,795	53,885
Other non-current assets, including identifiable intangible assets	70,125	67,206
Total assets	$1,164,183	$1,201,806

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$—	$4,268
Current portion of contingent consideration	3,732	4,976
Accounts payable	362,271	419,683
Accrued expenses and other current liabilities	59,983	67,776
Income taxes payable	1,696	1,698
Total current liabilities	427,682	498,401
Deferred income taxes	205	—
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	8,813	11,677
Other long-term liabilities	26,098	33,988
Total liabilities	468,227	549,495
Shareholders' equity:
Common stock	149,821	139,557
Retained earnings	569,107	534,445
Accumulated other comprehensive income (loss)	(22,972)	(21,691)
Total shareholders' equity	695,956	652,311
Total liabilities and shareholders' equity	$1,164,183	$1,201,806

* Derived from audited financial statements at June 30, 2012.

ScanSource Reports Fourth Quarter and Full Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Year ended June 30,
	2013	2012*	2013	2012*
Net sales	$712,678	$754,470	$2,876,964	$3,015,296
Cost of goods sold	637,027	680,643	2,584,090	2,713,272
Gross profit	75,651	73,827	292,874	302,024
Operating expenses:
Selling, general and administrative expenses	46,824	46,634	191,216	188,388
Impairment charges, including ERP and goodwill	48,772	—	48,772	—
Change in fair value of contingent consideration	447	(1,123)	1,843	120
Operating income (loss)	(20,392)	28,316	51,043	113,516
Other expense (income):
Interest expense	419	150	775	1,639
Interest income	(590)	(653)	(2,238)	(2,886)
Other, net	(554)	188	(520)	3,552
Income (loss) before income taxes	(19,667)	28,631	53,026	111,211
Provision for income taxes	(6,352)	8,846	18,364	36,923
Net income (loss)	$(13,315)	$19,785	$34,662	$74,288
Per share data:
Weighted-average shares outstanding, basic	27,922	27,579	27,774	27,362
Net income (loss) per common share, basic	$(0.48)	$0.72	$1.25	$2.72

Weighted-average shares outstanding, diluted	27,922	27,866	27,994	27,751
Net income (loss) per common share, diluted	$(0.48)	$0.71	$1.24	$2.68

*Derived from audited financial statements at June 30, 2012.

ScanSource Reports Fourth Quarter and Full Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
				Non-GAAP
	Quarter ended June 30,			% Change
	2013	2012	% Change	Excluding FX(a)
Worldwide Barcode & Security	$444,766	$454,115	(2.1)%	(2.0)%
Worldwide Communications & Services	267,912	300,355	(10.8)%	(10.9)%
Consolidated	$712,678	$754,470	(5.5)%	(5.5)%

				Non-GAAP
	Year ended June 30,			% Change
	2013	2012	% Change	Excluding FX(a)
Worldwide Barcode & Security	$1,828,219	$1,837,307	(0.5)%	1.4%
Worldwide Communications & Services	1,048,745	1,177,989	(11.0)%	(10.7)%
Consolidated	$2,876,964	$3,015,296	(4.6)%	(3.4)%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and year ended June 30, 2013 into U.S. dollars using the weighted average foreign exchange rates for the quarter and year ended June 30, 2012, respectively. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter and year ended June 30, 2013, as adjusted, totaled $445.1 million and $1,862.7 million, respectively. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter and year ended June 30, 2013, as adjusted, totaled $267.6 million and $1,051.4 million, respectively.

Net Sales by Geography:
				Non-GAAP
	Quarter ended June 30,			% Change
	2013	2012	% Change	Excluding FX(a)
North America (U.S. and Canada)	$537,530	$570,219	(5.7)%	(5.7)%
International	175,148	184,251	(4.9)%	(5.0)%
Consolidated	$712,678	$754,470	(5.5)%	(5.5)%

				Non-GAAP
	Year ended June 30,			% Change
	2013	2012	% Change	Excluding FX(a)
North America	$2,139,723	$2,236,459	(4.3)%	(4.3)%
International	737,241	778,837	(5.3)%	(0.6)%
Consolidated	$2,876,964	$3,015,296	(4.6)%	(3.4)%

Notes:
(a)Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and year ended June 30, 2013 into U.S. dollars using the weighted average foreign exchange rates for the quarter and year ended June 30, 2012, respectively. International net sales excluding the translation impact of foreign currencies for the quarter and year ended June 30, 2013, as adjusted, totaled $175.1 million and $774.4 million, respectively.

ScanSource Reports Fourth Quarter and Full Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended June 30, 2013
	Pre-Tax Income (Loss)	Net Income (Loss)	Diluted EPS
GAAP measure	$(19,667)	$(13,315)	$(0.48)
Adjustments:
Impairment charges - ERP(1)	28,210	18,015	0.64
Impairment charges - goodwill(1)	20,562	15,201	0.54
Non-GAAP measure(1)	$29,105	$19,901	$0.71
(1) Diluted EPS calculated using 28,099 weighted average diluted shares outstanding.

	Year ended June 30, 2013
	Pre-Tax Income	Net Income	Diluted EPS
GAAP measure	$53,026	$34,662	$1.24
Adjustments:
Costs associated with Belgian tax compliance and personnel replacement costs, including related professional fees	2,121	1,400	0.05
Impairment charges - ERP	28,210	18,015	0.64
Impairment charges - goodwill	20,562	15,201	0.54
Non-GAAP measure	$103,919	$69,278	$2.47

ScanSource Reports Fourth Quarter and Full Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended June 30,		Year ended June 30,
	2013	2012	2013	2012
Return on invested capital (ROIC), annualized (a)	17.2%	18.1%	16.0%	17.2%

Reconciliation of Net Income (Loss) to EBITDA
Net income (loss) (GAAP)	$(13,315)	$19,785	$34,662	$74,288
Plus: Income taxes	(6,352)	8,846	18,364	36,923
Plus: Interest expense	419	150	775	1,639
Plus: Depreciation and amortization	1,594	2,242	8,457	9,580
EBITDA	(17,654)	31,023	62,258	122,430
Adjustments:
Impairment charges, including ERP and goodwill, and Belgian costs	48,772	—	50,893	—
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$31,118	$31,023	$113,151	$122,430

Invested Capital Calculation
Equity - beginning of quarter/year	$709,912	$642,450	$652,311	$587,394
Equity - end of quarter/year	695,956	652,311	695,956	652,311
Add:
Impairment charges, including ERP and goodwill, and Belgian costs, net of tax	33,216	—	34,616	—
Average equity	719,542	647,381	691,442	619,853
Average funded debt (b)	5,429	41,324	15,405	92,125
Invested capital (denominator for ROIC) (non-GAAP)	$724,971	$688,705	$706,847	$711,978

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period. EBITDA excludes impairment charges, including ERP & goodwill and costs associated with Belgian tax compliance and personnel replacement costs, including related professional fees.

(b) Average funded debt is calculated as the daily average amounts outstanding on our short-term and long-term interest-bearing debt.

ScanSource Reports Fourth Quarter and Full Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Segment Information:
	Quarter ended
	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Sales:
Worldwide Barcode & Security	$456,187	$489,075	$438,191	$444,766
Worldwide Communications & Services	277,418	258,641	244,774	267,912
	$733,605	$747,716	$682,965	$712,678

Depreciation and amortization:
Worldwide Barcode & Security	$1,488	$1,451	$1,456	$1,013
Worldwide Communications & Services	826	824	818	581
	$2,314	$2,275	$2,274	$1,594

Operating income (loss):
Worldwide Barcode & Security(1)	$12,625	$13,289	$10,413	$(1,662)
Worldwide Communications & Services(2)	13,590	11,136	10,382	9,480
Corporate(3)	—	—	—	(28,210)
	$26,215	$24,425	$20,795	$(20,392)

Assets:
Worldwide Barcode & Security	$724,412	$755,276	$673,560	$609,939
Worldwide Communications & Services	409,277	376,119	357,477	387,097
Corporate	74,401	72,128	127,402	167,147
	$1,208,090	$1,203,523	$1,158,439	$1,164,183

Capital expenditures:
Worldwide Barcode & Security	$120	$22	$181	$123
Worldwide Communications & Services	320	346	211	96
Corporate	1,566	830	868	148
	$2,006	$1,198	$1,260	$367

(1) For the year ended June 30, 2013, the amount shown above includes a non-cash charge of $15.1 million for the goodwill impairment in Brazil. (2) For the year ended June 30, 2013, the amount shown above includes a non-cash charge of $5.4 million for the goodwill impairment in Europe. (3) For the year ended June 30, 2013, the amount shown above includes a non-cash charge of $28.2 million for the impairment of our ERP project.